UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 20, 2001

                             TRIAD INDUSTRIES, INC.
                              (Name of Registrant)

  Nevada                              0-28581                  88-0422528
(State or other jurisdiction        (Commission               (IRS Employer
 f incorporation)                   File Number)            Identification No.)


                 350 West 9th Ave., Suite A, Escondido, CA 92025
                    (Address of principle executive offices)



Registrants telephone number, including area code     (760) 291-1710


            16935 West Bernard Drive, Suite 232, San Diego, CA 92127

          (Former name or former address, if changed since last report)



Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

         Yes      [  X  ]                            No     [     ]

         The Company had 10,478,165 shares of common stock outstanding






Item 1.  Changes in Control of Registrant

         No events to report.

Item 2.  Acquisition or Disposition of  Assets

     On May 5, 2001 the Company opened a purchase escrow to purchase a 13,000 square foot office building on 1/2 acres of land at 350 West 9th Ave, Escondido,CA 92025 for $1,070,000.00. Escrow closed on June 11, 2001 with cash down subject to a $749,000, 7.82% first mortgage payable at $5,691.85 per month including principal and interest. The property presently generates $10,966 a month income. The Company intends to occupy approximately 2000 square feet for its corporate offices.

Item 3.  Bankruptcy or Receivership

         No event to report.

Item 4.  Changes in Registrants Certifying Accountant

         No events to report.

Item 5.  Other Matters

         No events to report.

Item 6.  Resignation of Registrants Directors

         No events to report.

Item 7.  Financial Statements

         None.

Exhibits

Item 1-  Closing Statements









Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf of the undersigned hereinto duly authorized.
                                                     Triad Industries, Inc.


                                                     /S/ Gary DeGano
                                                     Gary DeGano, President


                                                     /S/ Michael Kelleher
                                                     Michael Kelleher, Secretary

Dated this 20th day of  June, 2001.